UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

CRIMSON EXPLORATION INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-12108	20-3037840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Ave., Suite 2900, Houston, Texas 77002

(Address of principal executive offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 29, 2013, Crimson Exploration Inc., a Delaware corporation (“Crimson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Contango Oil & Gas Company, a Delaware corporation (“Contango”), and Contango Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Contango (“Merger Sub”), providing for a strategic business combination of Crimson and Contango. Upon the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Crimson (the “Merger”), with Crimson continuing as the surviving corporation and as a wholly-owned subsidiary of Contango. The Merger Agreement was approved by each of the board of directors of Crimson and Contango on April 29, 2013.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Crimson common stock, par value $0.001 per share, issued and outstanding will be converted into the right to receive 0.08288 shares of common stock, par value $0.04 per share, of Contango (“Contango Common Stock”) or, in the case of fractional shares, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Contango Common Stock multiplied by (ii) the closing price for a share of Contango Common Stock as reported on the New York Stock Exchange on the first trading day following the date on which the Effective Time occurs (the “Merger Consideration”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that none of Crimson, Contango, Merger Sub or Crimson’s stockholders will recognize any gain or loss in the Merger, except that Crimson’s stockholders may recognize gain or loss with respect to cash received in lieu of fractional shares of Contango Common Stock.

Pursuant to the Merger Agreement, each option that was previously granted by Crimson to purchase shares of Crimson common stock will be converted at the Effective Time into a comparable option to purchase Contango Common Stock. The conversion will be accomplished by using the same exchange ratio for the Crimson common stock described above. Immediately prior to the Effective Time, each restricted share of Crimson common stock will become fully vested and unrestricted and become entitled to receive the Merger Consideration.

Crimson and Contango have each made certain representations and warranties and agreed to certain covenants in the Merger Agreement. Each of Contango and Crimson has agreed, among other things: (i) subject to certain exceptions, to conduct its respective business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time; (ii) not to solicit alternative business combination transactions during such period; and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions during such period.

The closing of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the adoption of the Merger Agreement by Crimson’s stockholders; (ii) the approval by Contango’s stockholders of the issuance of Contango Common Stock in the Merger to Crimson’s stockholders (the “Share Issuance”); (iii) the registration statement on Form S-4 used to register the Contango Common Stock to be issued in the Merger being declared effective by the Securities and Exchange Commission (the “SEC”); (iv) the approval for listing on the New York Stock Exchange of the Contango Common Stock to be issued in the Merger; (v) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties; (vi) the absence of a material adverse effect with respect to each of Crimson and Contango; and (vii) the delivery of tax opinions that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The Merger Agreement contains certain termination rights for both Crimson and Contango, including, among others, if (i) the Merger is not consummated on or before October 31, 2013; (ii) the requisite approval of the stockholders of either Crimson or Contango is not obtained; and (iii) the other party breaches a representation, warranty or covenant, and such breach results in the failure of closing conditions to be satisfied. The Merger Agreement further provides that for the payment of a termination fee upon the termination of the Merger Agreement under specified circumstances, including termination by Contango or Crimson as a result of (1) an adverse change in the recommendation of the other party’s board of directors or (2) a third-party’s “superior proposal.” The termination fee is $7.0 million (if payable by Crimson) and $28.0 million (if payable by Contango). The Merger Agreement also provides that Crimson or Contango may be required to pay the other party $4.5 million for expense reimbursement if such party’s stockholder approval is not obtained.

The Merger Agreement provides that the board of directors of Contango will consist of eight directors following the Effective Time, comprised of five directors selected by the current Contango directors and three directors selected by the current Crimson directors. Additionally, Joseph J. Romano (the current President and Chief Executive Officer of Contango) will serve as Chairman of Contango, Allan D. Keel (the current President and Chief Executive Officer of Crimson) will serve as President and Chief Executive Officer of Contango, and E. Joseph Grady (the current Senior Vice President and Chief Financial Officer of Crimson) will serve as Senior Vice President and Chief Financial Officer of the combined company. Messrs. Keel and Grady entered into employment agreements with Contango that become effective upon consummation of the Merger. The combined company will have its headquarters and principal corporate office in Houston, Texas.

Contango will amend and restate its bylaws to, among other things, until the first anniversary of the Effective Time, require the affirmative vote of at least two-thirds of the directors then in office, including at least one Crimson director, to (i) increase or decrease the number of directors on the Contango board of directors; (ii) remove the Chairman and select any replacement of the Chairman; (iii) terminate the President and Chief Executive Officer or the Chief Financial Officer and select any replacement of such officer; (iv) designate or replace any member of, or modify the authority of, the investment committee of the board of directors of Contango; or (v) amend any provision of the bylaws affecting items (i) through (iv) above.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the Merger Agreement, Crimson entered into a support agreement with (a) each of Joseph J. Romano, Sergio Castro, Yaroslava Makalskaya and Brad Juneau (each, a “Contango Stockholder”) and (b) Mr. Romano in his capacity as Temporary Administrator of the Estate of Kenneth R. Peak (each such support agreement, a “Contango Support Agreement”). The Contango Support Agreements provide that, upon the terms and conditions set forth therein, each Contango Stockholder will vote all shares of Contango Common Stock beneficially owned by such Contango Stockholder (i) in favor of the Share Issuance; and (ii) against certain other specified alternative transactions or actions. Each Contango Support Agreement terminates upon the earliest to occur of (1) the termination of the Merger Agreement in accordance with its terms and (2) the Effective Time.

Additionally, simultaneously with the execution of the Merger Agreement, Contango entered into a support agreement (each, a “Crimson Support Agreement,” and, together with the Contango Support Agreements, the “Support Agreements”) with each of Allan D. Keel, E. Joseph Grady, Thomas H. Atkins, A. Carl Isaac, Jay S. Mengle, John A. Thomas, OCM GW Holdings, LLC, and OCM Crimson Holdings, LLC (each, a “Crimson Stockholder”). The Crimson Support Agreements provide that, upon the terms and conditions set forth therein, each Crimson Stockholder will vote all shares of Crimson Common Stock beneficially owned by such Crimson Stockholder (i) in favor of the approval of the Merger Agreement, the Merger and any other matter that is required to be approved by the stockholders of Crimson in order to effect the Merger; and (ii) against certain other specified alternative transactions or actions. Each Crimson Support Agreement terminates upon the earliest to occur of (1) the termination of the Merger Agreement in accordance with its terms; (2) the Effective Time; and (3) any reduction of the Merger Consideration or change in the form of the Merger Consideration.

The foregoing description of the Support Agreements is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Support Agreements, which are filed as Exhibits 10.1 through 10.13 hereto and are incorporated herein by reference.

Registration Rights Agreement

Simultaneously with the execution of the Merger Agreement, OCM GW Holdings, LLC and OCM Crimson Holdings, LLC (the “Oaktree Investors”) entered into a registration rights agreement with Contango (the “Registration Rights Agreement”), which provides for certain registration rights with respect to Oaktree Investors’ ownership of Contango Common Stock and other registrable securities.

The above descriptions of the Merger Agreement, Support Agreements and the Registration Rights Agreement have been included to provide investors and security holders with information regarding the terms of such agreements. They are not intended to provide any other factual information about Crimson, Contango or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Crimson, Contango or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Crimson or Contango. Accordingly, investors should read the representations, warranties and covenants in the Merger Agreement not in isolation but only in conjunction with the other information about Crimson or Contango and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the SEC.

Item 8.01.	Other Events.

On April 30, 2013, Crimson and Contango issued a joint press release announcing that they had entered into the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Contango will file with the SEC a registration statement on Form S-4, which will include a preliminary joint proxy statement of Crimson and Contango that will also constitute a prospectus of Contango. Contango and Crimson also plan to file other documents with the SEC regarding the proposed agreement. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to stockholders of Crimson. INVESTORS AND SECURITY HOLDERS OF CRIMSON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Crimson and Contango, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Crimson will be available free of charge on Crimson’s internet website at www.crimsonexploration.com under the tab “Investor Relations,” or by contacting Crimson’s Investor Relations Department at 713-236-7571. Copies of the documents filed with the SEC by Contango will be available free of charge on Contango’s internet website at www.contango.com under the tab “Investor Relations,” or by contacting Contango’s Investor Relations Department at 713-960-1901.

Participants in the Solicitation

Crimson, Contango and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Crimson and Contango in connection with the proposed transaction. Information about the directors and executive officers of Crimson is set forth in Crimson’s proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 3, 2013. Information about the directors and executive officers of Contango is set forth in Contango’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on October 12, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed Merger, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the proposed Merger (including its benefits, results, effects and timing), the attributes of Crimson as a subsidiary of Contango and whether and when the transactions contemplated by the Merger Agreement will be consummated, are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: the failure of the stockholders of Crimson or the stockholders of Contango to approve the Merger or the Share Issuance, respectively; the risk that the conditions to the closing of the Merger are not satisfied; the risk that regulatory approvals required for the Merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; uncertainties as to the timing of the Merger; competitive responses to the proposed Merger; costs and difficulties related to the integration of Crimson’s business and operations with Contango’s business and operations; the inability to or delay in obtaining cost savings and synergies from the Merger; unexpected costs, charges or expenses resulting from the Merger; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of Contango following completion of the Merger; and any changes in general economic and/or industry specific conditions.

Crimson and Contango caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Crimson’s and Contango’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and neither Crimson nor Contango undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written and oral forward-looking statements concerning Crimson, Contango, the proposed transaction or other matters and attributable to Crimson and Contango or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2013, among Contango, Merger Sub and Crimson.*

10.1	Support Agreement, dated as of April 29, 2013, by and between Joseph J. Romano and Crimson.

10.2	Support Agreement, dated as of April 29, 2013, by and between Sergio Castro and Crimson.

10.3	Support Agreement, dated as of April 29, 2013, by and between Yaroslava Makalskaya and Crimson.

10.4	Support Agreement, dated as of April 29, 2013, by and between Brad Juneau and Crimson.

10.5	Support Agreement, dated as of April 29, 2013, by and between Joseph J. Romano, as Temporary Administrator of the Estate of Kenneth R. Peak, and Crimson.

10.6	Support Agreement, dated as of April 29, 2013, by and among Allan D. Keel, Contango and Merger Sub.

10.7	Support Agreement, dated as of April 29, 2013, by and among E. Joseph Grady, Contango and Merger Sub.

10.8	Support Agreement, dated as of April 29, 2013, by and among Thomas H. Atkins, Contango and Merger Sub.

10.9	Support Agreement, dated as of April 29, 2013, by and among A. Carl Isaac, Contango and Merger Sub.

10.10	Support Agreement, dated as of April 29, 2013, by and among Jay S. Mengle, Contango and Merger Sub.

10.11	Support Agreement, dated as of April 29, 2013, by and among John A. Thomas, Contango and Merger Sub.

10.12	Support Agreement, dated as of April 29, 2013, by and among OCM GW Holdings, LLC, Contango and Merger Sub.

10.13	Support Agreement, dated as of April 29, 2013, by and among OCM Crimson Holdings, LLC, Contango and Merger Sub.

99.1	Joint Press Release, dated April 30, 2013, issued by Contango and Crimson.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC. (Registrant)

/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President & Chief Financial Officer

Dated: April 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2013, among Contango, Merger Sub and Crimson.*

10.1	Support Agreement, dated as of April 29, 2013, by and between Joseph J. Romano and Crimson.

10.2	Support Agreement, dated as of April 29, 2013, by and between Sergio Castro and Crimson.

10.3	Support Agreement, dated as of April 29, 2013, by and between Yaroslava Makalskaya and Crimson.

10.4	Support Agreement, dated as of April 29, 2013, by and between Brad Juneau and Crimson.

10.5	Support Agreement, dated as of April 29, 2013, by and between Joseph J. Romano, as Temporary Administrator of the Estate of Kenneth R. Peak, and Crimson.

10.6	Support Agreement, dated as of April 29, 2013, by and among Allan D. Keel, Contango and Merger Sub.

10.7	Support Agreement, dated as of April 29, 2013, by and among E. Joseph Grady, Contango and Merger Sub.

10.8	Support Agreement, dated as of April 29, 2013, by and among Thomas H. Atkins, Contango and Merger Sub.

10.9	Support Agreement, dated as of April 29, 2013, by and among A. Carl Isaac, Contango and Merger Sub.

10.10	Support Agreement, dated as of April 29, 2013, by and among Jay S. Mengle, Contango and Merger Sub.

10.11	Support Agreement, dated as of April 29, 2013, by and among John A. Thomas, Contango and Merger Sub.

10.12	Support Agreement, dated as of April 29, 2013, by and among OCM GW Holdings, LLC, Contango and Merger Sub.

10.13	Support Agreement, dated as of April 29, 2013, by and among OCM Crimson Holdings, LLC, Contango and Merger Sub.

99.1	Joint Press Release, dated April 30, 2013, issued by Contango and Crimson.